Exhibit 99.1

NEWS RELEASE

6950 South Potomac St.

Suite 300

Centennial, CO  80112

Investor Contact:

Deborah K. Pawlowski

Kei Advisors LLC

716.843.3908

dpawlowski@keiadvisors.com

Uranium Resources Announces Changes in Board of Directors

Tracy A. Stevenson joins Board;

John H. Pfahl resigns position due to relocation out of country

CENTENNIAL, CO, December 30, 2013 — Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced today that the Board of Directors accepted the resignation of John H. Pfahl and appointed Tracy A. Stevenson as a Director, both effective December 27, 2013.

Paul K. Willmott, Chairman of the Board, commented, “John has been a valued contributor to the Board, and we appreciated his advice and influence as we brought in new management, reduced costs and continued to advance our strategy.  We expect that Tracy as well will provide his experience and knowledge to our efforts to build shareholder value.”

Regarding his service on URI’s Board of Directors, Mr. Pfahl noted, “As I relocate to Australia, I leave a Company that I believe has an experienced goal-driven management team, an extensive asset base and great potential. It was a pleasure to serve with a very talented and experienced Board that has overseen measurable change and progress at URI.”

Tracy A. Stevenson, a founding member of Bedrock Resources, LLC, a private financial advisory firm focused on natural resource businesses, previously was Global Head of Information Systems and Global Head of Business Process Improvement at Rio Tinto PLC.  In addition, he served as Executive Vice President, Chief Financial Officer and a director of Comalco Ltd. and as Chief Financial Officer and a director of Kennecott Corporation.  Mr. Stevenson, a CPA, graduated Magna Cum Laude with a Bachelor of Science Degree in Accounting from the University of Utah in 1977.  Mr. Stevenson has served as a director of Quaterra Resources Inc. since July 2007.  He was its Non-Executive Chairman from February 2008 to June 2013.  Mr. Stevenson also serves as a director of Vista Gold Corp. and previously served as a director of Ivanhoe Mines Ltd.  In addition, he is a founding member of SOS Investors LLC, a private investment firm.

Mr. Stevenson said, “As we face this challenging uranium market environment, I look forward to serving on the Board of URI and contributing to value creation.”

About Uranium Resources, Inc.

Uranium Resources, Inc. explores for, develops and restores uranium projects.  URI has over 206,600 acres of uranium mineral holdings in New Mexico, processing facilities and properties in Texas, and an NRC license to recover up to three million pounds of uranium per year using the in situ recovery (ISR) process.  The Company acquired these properties over the past 20 years, along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

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Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to advancing the Company’s strategy, the Company’s mineralized uranium materials, and the planned recovery at the Company’s properties are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company’s ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s projects, government and tribal regulation of the uranium industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

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